[Letterhead of Elliot Davis, LLC]
Exhibit 23
Consent of Elliott Davis, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in Registration Statement No. 333-225297 on Form S-8 of Security Federal Corporation of our report dated March 24, 2023, relating to the consolidated financial statements of Security Federal Corporation and Subsidiaries, appearing in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Security Federal Corporation for the year ended December 31, 2022.

/s/ Elliott Davis, LLC

Columbia, South Carolina
March 24, 2023